Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-56066, 2-85158, 33-15439, 33-35667, 333-03611, 333-18057, 333-75924, 333-75922 and 333-75920) of Bausch & Lomb Incorporated of our report dated January 22, 2002 appearing in the 2002 Proxy Statement of Bausch & Lomb Incorporated, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation of our report dated January 22, 2002 relating to the Financial Statement Schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Rochester, New York
March 22, 2002

Exhibit 23

Report of Independent Accountants on
Financial Statement Schedule

To the Board of Directors of
Bausch & Lomb Incorporated

Our audits of the consolidated financial statements referred to in our report dated January 22, 2002 appearing in the 2002 Proxy Statement of Bausch & Lomb Incorporated (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Rochester, New York
January 22, 2002